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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


THE BOARD OF DIRECTORS
GENESIS MICROCHIP INC.

We consent to the incorporation by reference in this Registration Statement on Form S-8 to be filed January 7, 2000 pertaining to the 1997 Employee Stock Purchase Plan of our report dated July 9, 1999 on the consolidated financial statements of the Company as at March 31, 1999 and May 31, 1998 and for the ten months ended March 31, 1999 and the two years ended May 31, 1998 included in the March 31, 1999 Form 10-K of the Company.


/s/ KPMG LLP


Toronto, Canada
January 6, 2000